EXHIBIT 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-33094, 333-65968, 333-97249, 333-103768, 333-107727, 333-149828, 333-155527 and 333-170716) and form F-3 (No. 333-160013) of National Grid plc of our report dated May 18, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
London, UK
13 June 2011